UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): February 6, 2008

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On February 6, 2008 Stericycle, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

The press release and accompanying balance sheet refer to “non-GAAP” measures.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP information excludes items such as special charges, which may have a material effect on our net income and net income per share calculated in accordance with GAAP. We exclude these charges and the related tax benefit from the charges when analyzing our financial results as the items are distinguishable events and have no impact to our ongoing results of operations. We believe that by viewing our results of operations excluding these charges, investors are given an indication of the ongoing results of our operations.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release issued by Stericycle, Inc. dated February 6, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 6, 2008	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

 EXIBIT INDEX

Exhibit Number

Description

99.1

Press Release issued by Stericycle, Inc. dated February 6, 2008.